Exhibit 3.3         Form of Articles of Incorporation of State Capital Bank



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                                                                 EXHIBIT 3.3


                           ARTICLES OF INCORPORATION
                                       OF
                               STATE CAPITAL BANK


THIS IS TO CERTIFY:

         FIRST: The names and addresses of the Incorporators of State Capital Bank are as follows:

Name                       Address                     City, State

William G. Chavanne        1696 Justin Drive        Gambrills, Maryland

Ronald Gardner             1405 Goldenrain Drive    Crofton, Maryland

Stanley J. Klos, Jr.       76 Chautaugua Road       Arnold, Maryland

John W. Marhefka, Jr.      1905 White Heron Road    Annapolis, Maryland

James Thomasson, Sr.       200 Shirley Lane         Queenstown, Maryland


         SECOND: Each of the above named incorporators is older than 18 years of age and a citizen of the State of Maryland and the United States.

         THIRD: The above named incorporators have associated together for the purpose of forming a Maryland trust company, which shall have all of the powers authorized for commercial banks and trust companies under Title 3, Subtitle 2, of the Financial Institutions Article of the Annotated Code of the State of Maryland, as may from time to time be amended.

         FOURTH: The name by which the bank is to be known is State Capital Bank, hereinafter referred to as the Bank.

         FIFTH: The address of the principal office of the Bank is 1905 White Heron Road, Annapolis, Anne Arundel County, MD 21401.

         SIXTH: The resident agent of the Bank is John W. Marhefka, Jr., who resides at 1905 White Heron Road, Annapolis, MD 21401. Said resident agent is a citizen of the State of Maryland and actually resides therein.

         SEVENTH: The number of Directors of the Bank shall be that number established by the By-Laws of the Bank but shall be at least six (6) and not more than fifteen (15), and the following persons shall serve as Directors of the Bank until their successors are elected and qualify:




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Name                       Address                       City, State

Michael J. Bermel          10613 Railroad Avenue       Fairfax, Virginia

William G. Chavanne        1696 Justin Drive           Gambrills, Maryland

Ronald Gardner             1405 Goldenrain Drive       Crofton, Maryland

Stanley J. Klos, Jr.       76 Chautaugua Road          Arnold, Maryland

John W. Marhefka, Jr.      1905 White Heron Road       Annapolis, Maryland

James Thomasson, Sr.       200 Shirley Lane            Queenstown, Maryland

         Each director during the full term of his directorship shall own stock of the Bank or a parent corporation of the Bank as required by Maryland law.

         EIGHTH: The total number of shares of capital stock which the Bank has authority to issue shall consist of 1,000,000 shares with a par value of $10.00 per share, all of which shares are of one class and are designated as shares of Common Stock. The aggregate par value of all shares which the Bank has authority to issue is $10,000,000. Upon full payment, such shares shall be fully paid and assessable in the hands of the holders thereof.

         Each holder of capital stock of the Bank shall have one vote for each share of capital stock that the shareholder owns of record.

         NINTH: The Board of Directors of the Bank may authorize the issuance from time to time of shares of the Bank's capital stock for such consideration as the Board of Directors may deem advisable, subject to any requirements of law.

         TENTH: Unless otherwise provided by the Board of Directors, no holder of stock of the Bank shall be entitled to preemptive rights to subscribe for or to purchase or receive any part of any new or additional issue of stock of any class from the Bank or securities convertible into stock of any class of the Bank.

         ELEVENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Bank shall be liable to the Bank or its stockholders for money damages. Neither the amendment or appeal of this Article, nor the adoption of or amendment of any provision of the Charter or By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         TWELFTH:  The duration of the Bank shall be perpetual.


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         THIRTEENTH: The Bank shall indemnify each present or former Director or
Officer of the Bank, to the fullest extent now or hereafter permitted by that section or sections of the Maryland General Corporation Law providing for the indemnification of Directors, Officers and other persons against any and all liabilities, costs or expenses incurred by him/her in connection with any
action,   suit  or   proceeding,   whether  civil,   criminal,   administrative,
arbitrative, investigative or other and any appeal therein (whether brought by or in the right of the Bank or otherwise) arising out of his service to the Bank in any capacity, his service as a fiduciary of any employee benefit plan established or maintained by the Bank or his service in any such capacity to any other enterprise at the request of the Bank or as a result of his capacity as a Director of Officer of the Bank. Persons who are not Directors or Officers of the Bank may be similarly indemnified in connection with any such service to the fullest extent now or hereafter permitted by applicable law and as authorized at any time by the Board of Directors of the Bank. The Bank may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any such liabilities, costs or expenses. The provisions of this Article shall be applicable to persons who have ceased to be Directors, Officers or employees of the Bank and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person, his heirs, executors and administrators may be entitled as a matter of law. Nothing in this Article shall authorize the Bank to indemnify or to provide insurance which would indemnify any person against expenses or penalties incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties, and nothing in this Article shall authorize the Bank to indemnify any person against expenses or payments incurred in such an administrative proceeding or action which results in a final order requiring affirmative action by such person in the form of payment to the Bank.

         FOURTEENTH: The Bank reserves the right from time to time to make any amendments of these Articles of Incorporation that may now or hereafter be authorized by law.

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         IN WITNESS WHEREOF, the undersigned acknowledges these Articles of
Incorporation to be their act, and certify that to the best of their knowledge, information, and belief, the matters and facts set forth on these Articles are true in all material respects and that this statement is made under the penalties of perjury.

 Witness:                          Incorporator:


----------------------             --------------------------
                                   William G. Chavanne

----------------------             --------------------------
                                   Ronald Gardner

----------------------             --------------------------
                                   Stanley J. Klos, Jr.

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                                   John W. Marhefka, Jr.

----------------------             --------------------------
                                   James Thomasson, Sr.


         I DO HEREBY approve the foregoing Articles of Incorporation this _____ day of __________________, 199____.

                                   ------------------------
                                   H. Robert Hergenroeder
                                   Commissioner of Financial Regulation

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